Exhibit 5.1

KRAMER LEVIN NAFTALIS & FRANKEL LLP

November 7, 2016

Trinity Place Holdings Inc.

717 Fifth Avenue

New York, New York 10022

Re:       Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Trinity Place Holdings Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the following securities of the Company, which may be offered and sold by it from time to time: (i) shares of common stock, par value $0.01 per share (the “Common Stock”), (ii) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), (iii) warrants to purchase securities of the Company (the “Warrants”), which may be issued pursuant to a warrant agreement (a “Warrant Agreement”) between the Company and a warrant agent to be named in the Warrant Agreement, (iv) debt securities (the “Debt Securities”), which may be issued pursuant to an indenture (an “Indenture”), as amended or supplemented from time to time, between the Company and a trustee or bank to be named in the Indenture and (v) units comprised of any of the foregoing (the “Units”), which may be issued pursuant to a unit agreement (a “Unit Agreement”) . The Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units are herein collectively called the “Securities.” The Securities include any additional securities that may be issued by the Company pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Securities Act). The Securities may be offered and sold by the Company as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein and supplements to the prospectus, pursuant to Rule 415 under the Securities Act.

In rendering this opinion, we have reviewed copies of the following documents:

(i) the Registration Statement,

(ii) the Amended and Restated Certificate of Incorporation of the Company (the “Certificate”),

(iii) the By-laws of the Company (the “By-Laws”), and

(iv) resolutions of the Board of Directors of the Company (the “Board”).

We have also reviewed such other documents and made such other investigations as we have deemed appropriate. As to various questions of fact material to this opinion, we have relied upon statements, representations and certificates of officers or representatives of the Company, public officials and others. We have not independently verified the facts so relied on.

In arriving at the opinion expressed below, we have assumed that:

(a) the Registration Statement, including any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement;

(b) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws;

(c) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference;

(d) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement;

(e) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto;

(f) any securities issuable upon conversion, exercise or exchange of, or to be purchased or sold pursuant to, any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange; and

(g) each Indenture, supplemental indenture, Warrant Agreement and Unit Agreement will be governed by the laws of the State of New York and will be the valid and binding obligation of each party thereto other than the Company, enforceable against such party in accordance with its terms.

Based upon the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that:

1.       Common Stock. The shares of Common Stock, when the terms of the issuance and sale thereof have been duly approved by the Board in conformity with the Company’s Certificate and By-laws and when issued and delivered against payment therefor in accordance with the applicable agreement or upon exercise, conversion or exchange of any Security that has been duly authorized, issued, paid for and delivered, will be validly issued, fully paid and non-assessable.

2.       Preferred Stock. Upon the fixing of the designations, relative rights, preferences and limitations of any series of Preferred Stock by the Board and any proper and valid filing with the Secretary of State of the State of Delaware establishing such series of Preferred Stock and the number of shares of such Preferred Stock to be issued, all in conformity with the Company’s Certificate and By-Laws, and upon the approval of the Board of the specific terms of issuance, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered against payment therefor in accordance with the applicable agreement or upon exercise, conversion or exchange in accordance with the terms of any such Security that has been duly authorized, issued, paid for and delivered, such shares will be validly issued, fully paid and non-assessable.

3.       Warrants. Assuming that the issuance and terms of such Warrants (including any Warrants that may be issued as part of any Units or otherwise pursuant to the terms of any other Securities) and the terms of the offering thereof have been duly authorized, and that the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance, when (i) the Warrant Agreement relating to such Warrants have been duly authorized, executed and delivered by the Company, the Warrant agent appointed by the Company and all other parties thereto, (ii) the terms of such Warrants have been duly established in accordance with the terms of the applicable Warrant Agreement, so as not to violate or cause the exercise thereof to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) such Warrants or certificates representing such Warrants have been duly executed, authenticated, issued, paid for and delivered on behalf of the Company, against payment therefor, in accordance with the applicable Warrant Agreement and as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Warrants (including any Warrants that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company.

4.       Debt Securities. Assuming that the issuance and terms of any Debt Securities (including any Debt Securities included in any Units that may be issued as part of any Units or otherwise pursuant to the terms of any other Securities) and the terms of the offering thereof have been duly authorized, when (i) the Indenture or supplemental indenture relating to the Debt Securities have been duly authorized, executed and delivered by all parties thereto and duly qualified under the Trust Indenture Act of 1939, as amended, and the trustee thereunder has been qualified to act as trustee under the Indenture, (ii) the terms of the Debt Securities to be issued under the Indenture and the applicable supplemental indenture and of their issuance and sale have been duly established in conformity with the Indenture and the applicable supplemental indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) the Debt Securities have been duly executed and authenticated in accordance with the Indenture and the applicable supplemental indenture and issued, sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, and delivered on behalf of the Company against payment therefor in accordance with the Indenture and the supplemental indenture, such Debt Securities (including any Debt Securities that may be issued as part of any Units or otherwise pursuant to the terms of any other Securities), will constitute valid and binding obligations of the Company.

5.       Units. Assuming that the issuance and terms of any Units and the terms of the offering thereof have been duly authorized, when (i) the Unit Agreement or Unit Agreements relating to such Units have been duly authorized, executed and delivered by all parties thereto, (ii) the terms of such Units have been duly established in accordance with the terms of the applicable Unit Agreement, so as not to violate or cause the exercise thereof to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) such Units or certificates representing such Units have been duly executed and authenticated in accordance with the terms of the applicable Unit Agreement and issued, paid for and delivered on behalf of the Company, against payment therefor, in accordance with the Unit Agreement and as contemplated in the Registration Statement and any prospectus supplement relating thereto, and any underwriting agreement, such Units (including any Units that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company.

The opinions set forth above are qualified (x) by the effects of applicable laws relating to bankruptcy, insolvency, and other similar laws relating to or affecting the rights and remedies of creditors generally, (y) with respect to the remedies of specific performance and injunctive and other forms of equitable relief, by the availability of equitable defenses and the discretion of the court before which any enforcement thereof may be brought and (z) by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

We express no opinion as to any laws other than the General Corporation Law of the State of Delaware and the laws of the State of New York (the “Relevant Laws”).

The opinion expressed herein is based upon the Relevant Laws and interpretations thereof in effect on the date hereof, and the facts and circumstances in existence on the date hereof, and we assume no obligation to revise or supplement this opinion letter should any such law or interpretation be changed by legislative action, judicial decision or otherwise or should there be any change in such facts or circumstances.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

KRAMER LEVIN NAFTALIS & FRANKEL LLP